UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 19, 2017

Oglethorpe Power Corporation

(An Electric Membership Corporation)

(Exact name of registrant as specified in its charter)

GEORGIA	333-192954	58-1211925
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 East Exchange Place
Tucker, Georgia	30084-5336
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 270-7600

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement

The information related to the Construction Agreement, as discussed in Item 8.01, is incorporated by reference into this Item 1.01.

Item 8.01              Other Events.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financial Condition — Capital Requirements and Liquidity and Sources of Capital — Vogtle Units No. 3 and No. 4” and Notes K and L in our quarterly report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 10, 2017, for additional information regarding our 30% interest in the two new nuclear generating units under construction at Plant Vogtle, Units No. 3 and No. 4, in which we are participating with Georgia Power Company, acting as agent, the Municipal Electric Authority of Georgia, and the City of Dalton, Georgia, acting by and through its Board of Water, Light, and Sinking Fund Commissioners, doing business as Dalton Utilities (collectively, the Co-owners), including (i) the agreement among Georgia Power, acting for itself and as agent for the Co-owners, and a consortium consisting of Westinghouse Electric Company LLC and WECTEC Global Project Services Inc. (together, Westinghouse), under which Westinghouse agreed to design, engineer, procure, construct and test two AP1000 nuclear generating units and related facilities at Plant Vogtle (the EPC Agreement); (ii) the filing by Westinghouse for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code and the rejection by Westinghouse of the EPC Agreement; and (iii) the services agreement among Georgia Power, for itself and as agent for the other Co-owners, and Westinghouse (the Services Agreement), pursuant to which Westinghouse agreed to transition construction management of Vogtle Units No. 3 and No. 4 to Southern Nuclear Operating Company, Inc. and to provide ongoing design, engineering and procurement services to Southern Nuclear.

In our Current Report on Form 8-K dated August 31, 2017, we reported that Georgia Power filed its seventeenth Vogtle Construction Monitoring report with the Georgia Public Service Commission, recommending that construction of Vogtle Units No. 3 and No. 4 be continued, with Southern Nuclear serving as project manager.

On October 19, 2017, Georgia Power, acting for itself and as agent for the other Co-owners, entered into a Construction Completion Agreement (the Construction Agreement) with Bechtel Power Corporation. Under the Construction Agreement, Bechtel will serve as the primary contractor for the remaining construction activities for Vogtle Units No. 3 and No. 4. Facility design and engineering remains the responsibility of Westinghouse under the Services Agreement.

The Construction Agreement is a cost reimbursable plus fee arrangement, whereby Bechtel will be reimbursed by the Co-owners for actual costs plus a base fee and an at-risk fee, which is subject to adjustment based on Bechtel’s performance against cost and schedule targets. Each Co-owner is severally (and not jointly) liable for its proportionate share, based on its ownership interest, of all amounts owed to Bechtel under the Construction Agreement.

The Co-owners may terminate the Construction Agreement at any time for their convenience, provided that the Co-owners will be required to pay amounts related to work performed prior to the termination (including the applicable portion of the base fee), certain termination-related costs and, at certain stages of the work, the at-risk fee.  Bechtel may terminate the Construction Agreement under certain circumstances, including, certain Co-owner suspensions of work, certain breaches of the Construction Agreement by the Co-owners, Co-owner insolvency and certain other events.

In addition, pursuant to the Loan Guarantee Agreement, dated February 20, 2014, as amended by Amendment No. 3 to the Loan Guarantee Agreement (as amended, the Loan Guarantee Agreement), between us and the United States Department of Energy, we are required to obtain approval of the Construction Agreement by the Department of Energy prior to any further advances under the Loan Guarantee Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Date: October 20, 2017	By:	/s/ MICHAEL L. SMITH
Michael L. Smith
President and Chief Executive Officer